Exhibit 99.1

REMEC LIQUIDATING TRUST

2011 GRANTOR TAX LETTER

This letter provides Federal income tax information to Beneficiaries of the REMEC Liquidating Trust (the “Trust”) in accordance with the Liquidating Trust Agreement between REMEC, Inc. and Richard A. Sackett, Trustee. The attached Grantor Statement of Income/(Loss) (the “Statement”) is intended to provide tax information that a Beneficiary is required to include in the Beneficiary’s Federal income tax return for the tax year ending December 31, 2011. You will not be issued a 2011 Form 1099-MISC.

This letter and attached Statement, as well as other information about the Trust, can be found on the Trust website, www.remec.com.

Status of the Trust

Effective January 1, 2011, REMEC Inc., transferred its then remaining assets and liabilities to the Trustee to hold in trust for the Beneficiaries in accordance with the terms of the Trust Agreement. The Trust commenced operations on January 1, 2011.The purpose of the Trust is to complete the winding-up of the affairs of REMEC, Inc. and distribute the proceeds therefrom to the Beneficiaries.

In 2011, the Trustee conducted activities consistent with the Trust purposes and in doing so realized certain income and incurred certain expenses, which are reflected on the attached Statement. Further information on the Trust activities in 2011 will be set forth in the Trust’s annual report under SEC Form 10-K which will be filed by the Trust on or before March 30, 2012.

General Tax Information

For Federal income tax purposes, the Trust is treated as a “grantor” trust. As such, the Trust itself is not subject to Federal income tax. Instead, each Beneficiary will be treated as having a direct interest in an allocable pro rata share of each asset and liability of the Trust. As a result, an allocable portion of all items of Trust income, deductions and credits must be reported by Beneficiaries on their income tax return(s). The attached Statement has been prepared on a per-unit basis. Accordingly, each Beneficiary should use the number of Beneficial Units held by them to determine their individual tax impact.

The tax information in this letter is for general informational purposes only and does not address all possible tax considerations that may be material to a Beneficiary and does not constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a Beneficiary, in light of its personal circumstances, nor does it deal with particular types of Beneficiaries that are subject to special treatment under the federal income tax laws. The state, local and foreign tax consequences of any items of income, gain, loss, deduction or credit of the Trust may be treated differently for state, local and foreign tax purposes than for federal income tax purposes. To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this letter is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

The Trustee cannot and does not provide income tax advice or guidance; Beneficiaries are urged to consult with their tax advisers as to their individual tax consequences.

If you have any questions, please refer to the Trust’s website at www.remec.com or write to:

Richard A. Sackett, Trustee

REMEC Liquidating Trust

10636 Scripps Summit Court, Suite 143

San Diego, CA 92131

E-Mail: Richard.sackett@remec.com

REMEC LIQUIDATING TRUST

EMPLOYER ID NUMBER: 27-6929969

STATEMENT OF INCOME/(LOSS)

YEAR ENDED DECEMBER 31, 2011

	In Whole Dollars	Per Unit	Per 1,000 Units
Interest Income	$5,086.80	$0.0002	$0.1694

(Enter on Form 1040, Schedule B, Part I, Line 1)

Passive Income (Loss) from Estates and Trust
Income
Other income	8,119.86

Total Passive Income	8,119.86

Expenses
Workers Compensation	30,837.31
Bank Charges	26,169.83
Office Supplies	2,746.07
Postage	100.70
Travel	4,841.97
Meals & Entertainment (@50%)	162.47
Outside Services	40,163.35
Insurance	557.81

Total Passive Expenses	105,579.51

Total Passive Income (Loss) from Estates and Trust	(97,459.65)	$(0.0032)	$(3.2453)

(Enter on Form 1040, Schedule E, Part III)

Miscellaneous Deductions Subject to 2% Limitation
Legal fees	10,000.00

Total Miscellaneous Deductions Subject to 2% Limitation	$10,000.00	$0.0003	$0.3330

(Enter on Form 1040, Schedule A, Lines 22 & 23)
Total Beneficiary Units Outstanding	30,030,830

Total Distributions During 2011	$—	$—	$—

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